EXHIBIT 23
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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Foremost Corporation of America
Grand Rapids, Michigan

     We hereby consent to the incorporation by reference of our reports dated February 15, 1996, relating to the consolidated financial statements and schedules of Foremost Corporation of America appearing in the Company's annual report on Form 10-K for the year ended December 31, 1995, in that Corporation's prevoiusly filed Form S-8 Registration Statements File No. 33-96692 and 33-96694


BDO SEIDMAN, LLP
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BDO SEIDMAN, LLP
March 28, 1996
Grand Rapids, Michigan